UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, DC 20549

 FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2015

Edge Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-37568	26-4231384
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Connell Drive, Suite 1600

 Berkeley Heights, NJ 07922

(800) 208-3343

 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03          Amendments to Articles of Incorporation or Bylaws

On October 6, 2015, Edge Therapeutics, Inc.’s (the “Company”) eighth amended and restated certificate of incorporation, in substantially the form previously filed as Exhibit 3.1 to Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-206416) (the “Registration Statement”), became effective. On October 6, 2015, the Company’s second amended and restated bylaws, in the form previously filed as Exhibit 3.2 to Pre-Effective Amendment No. 1 to the Registration Statement became effective. A description of the Company’s capital stock giving effect to the amendment and restatement of its certificate of incorporation and bylaws has previously been reported by the Company in its prospectus, dated September 30, 2015, filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended. The eighth amended and restated certificate of incorporation and the second amended and restated bylaws are filed herewith as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 8.01          Other Events

On October 6, 2015, the Company issued a press release announcing the completion of its initial public offering of 8,412,423 shares of common stock (the “Shares”) for cash consideration of $11 per share to a syndicate of underwriters led by Leerink Partners LLC and Credit Suisse Securities (USA) LLC, acting as joint bookrunning managers for the offering.  The other underwriters in the syndicate were Guggenheim Securities, LLC and JMP Securities LLC, acting as co-managers.  A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01          Financial Statements and Exhibits

Exhibit Number	Description

3.1	Eighth Amended and Restated Certificate of Incorporation of Edge Therapeutics, Inc.

3.2	Second Amended and Restated Bylaws of Edge Therapeutics, Inc.

99.1	Press Release, dated October 6, 2015.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2015	Edge Therapeutics, Inc.

	By:	/s/ Brian A. Leuthner
Name: Brian A. Leuthner
Title: President and Chief Executive Officer

3

EXHIBIT INDEX

Exhibit Number	Description

3.1	Eighth Amended and Restated Certificate of Incorporation of Edge Therapeutics, Inc.

3.2	Second Amended and Restated Bylaws of Edge Therapeutics, Inc.

99.1	Press Release, dated October 6, 2015.